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                                                                 Exhibit (a)(12)
                            NEW ENGLAND FUNDS TRUST I

               Amendment No. 11 to Amended and Restated Agreement
                              Declaration of Trust


         The undersigned, being at least a majority of the Trustees of New England Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, as follows:

1.       The name of the Trust is hereby amended to be "Nvest Funds Trust I."

2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Nvest Government Securities Fund, (2) Nvest Growth Fund, (3) Nvest Balanced Fund, (4) Nvest Value Fund, (5) Nvest Bond Income Fund, (6) Nvest Municipal Income Fund, (7) Nvest International Equity Fund, (8) Nvest Capital Growth Fund, (9) Nvest Star Advisers Fund, (10) Nvest Strategic Income Fund, (11) Nvest Star Worldwide Fund and (12) Nvest Star Small Cap Fund.

         The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 12th day of November, 1999.


/s/ Graham T. Allison, Jr.                    /s/ Daniel M. Cain
    ----------------------                        --------------------
    Graham T. Allison, Jr.                        Daniel M. Cain


/s/ Kenneth J. Cowan                          /s/ Richard Darman
    ----------------------                        --------------------
    Kenneth J. Cowan                              Richard Darman


/s/ Sandra O. Moose                           /s/ John A. Shane
    ----------------------                        --------------------
    Sandra O. Moose                               John A. Shane


/s/ Peter S. Voss                             /s/ Pendleton P. White
    ----------------------                        --------------------
    Peter S. Voss                                 Pendleton P. White